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                                                                      EXHIBIT 21

                               Proxim Corporation
                         Subsidiaries of the Registrant

The following table shows certain information with respect to the active subsidiaries of Proxim Corporation as of December 31, 2003:

                                                                                         Percent of voting
                                                      State or other Jurisdiction       securities owned by
               Name of Subsidiary                          of Incorporation             Proxim Corporation
Proxim Wireless Networks, Inc.                                 Delaware                        100%

Proxim International Holdings, Inc.                            Delaware                        100%

WirelessHome Corporation                                       Delaware                        100%

Proxim Europe B.V.                                            Netherlands                      100%

Proxim K.K. a/k/a Proxim Kabushiki Kaisha                        Japan                         100%